Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Gorilla Technology Group Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt Convertible into Equity	7.50% Senior Unsecured Convertible Notes, Series B due 2031	(1)	457(a)	125,000,000	$1.00	$125,000,000.00	0.0001381	$17,262.50
Fees to be Paid	Equity	Ordinary Shares, $0.001 par value per share	(2)	Other	22,135,417	$0.00	$0.00	0.0001381	$0.00

Total Offering Amounts:							$125,000,000.00		17,262.50
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$17,262.50

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Offering Note(s)

(1)	Represents a bona fide estimate of the maximum offering price as required by Rule 457(a) of the Securities Act of 1933 (the “Securities Act”). Such amount is the principal amount of the Registrant’s 7.50% Senior Unsecured Convertible Notes, Series B due 2031 (the “Notes”), which were issued at par. The Notes do not trade on any exchange and they are not over-the-counter securities.
(2)	Under Rule 457(i) of the Securities Act, there is no additional filing fee payable with respect to the Registrant’s outstanding ordinary shares, $0.001 par value per share (“Ordinary Shares”) issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

Represents a reasonable good-faith estimate of the maximum amount of Ordinary Shares that will be issued pursuant to conversions of and/or interest paid in share under the Notes. Pursuant to Rule 416(a) of the Securities Act, this registration statement on Form F-3 also covers any additional securities that may be offered or become issuable pursuant to the securities described herein in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.